EXHIBIT 23.1



                                                               [GRAPHIC OMITTED]
                                                                MORGAN & COMPANY
                                                            CHARTERED ACCONTANTS



                          INDEPENDENT AUDITORS' CONSENT


We consent to the use, in the Registration Statement of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) on Form S-8 relating to the registration of 55,000,000 common shares to be issued pursuant to the Employee Stock Incentive Plan for the year 2003 No. 2 for Livestar Entertainment Group, Inc., of our Auditors' Report, dated April 8, 2003, on the consolidated balance sheets of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) as at December 31, 2002 and 2001, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the years ended December 31, 2002 and 2001, and for the period from inception, October 12, 2000, to December 31, 2002.


Vancouver, Canada                                       "Morgan & Company"

October 16, 2003                                      Chartered Accountants










Tel: (604) 687-5841               Member of        P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                 ACPA      Suite 1488-700 West Georgia Street
                                                         Vancouver, B.C. V7Y 1A1


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